NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF
CALIFORNIA

NUMBER
0001

SHARES

COMMON STOCK
CUSIP 09226U102

BLACK UNICORN FACTORY

50,000,000 AUTHORIZED SHARES

This Certifies that

Is The Record Holder Of

Shares of BLACK UNICORN FACTORY *Common Stock.*
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CORPORATE SEAL ★ CORPORATE SEAL ★ CORPORATE SEAL
***
BLACK UNICORN FACTORY
CALIFORNIA
***

President, CEO

Countersigned & Registered

COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR